UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 24, 2019 (January 22, 2019)
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The 2019 Annual Meeting of Shareholders (“Annual Meeting”) of Becton, Dickinson and Company ("BD") was held on January 22, 2019. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Item No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
Catherine M. Burzik	214,928,225	460,784	215,297	24,817,067
R. Andrew Eckert	214,888,575	372,109	343,622	24,817,067
Vincent A. Forlenza	207,840,328	7,458,905	305,073	24,817,067
Claire M. Fraser	213,309,973	2,080,250	214,084	24,817,067
Jeffrey W. Henderson	212,484,572	2,890,876	228,859	24,817,067
Christopher Jones	214,016,234	1,357,431	230,642	24,817,067
Marshall O. Larsen	208,126,721	7,248,066	229,520	24,817,067
David F. Melcher	212,843,568	2,528,527	232,212	24,817,067
Claire Pomeroy	214,931,524	478,952	193,830	24,817,067
Rebecca W. Rimel	214,971,221	392,265	240,820	24,817,067
Timothy M. Ring	214,149,930	1,220,803	233,573	24,817,067
Bertram L. Scott	209,042,398	6,284,302	277,607	24,817,067
Item No. 2: The appointment of Ernst & Young as BD’s independent registered public accounting firm for fiscal year 2019 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain
231,957,363	8,212,721	251,290
Item No. 3: The shareholders approved, on an advisory, non-binding basis, the compensation of BD’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
200,540,335	14,453,442	610,529	24,817,067

Item No. 4: A shareholder proposal regarding an amendment to the Company's certificate of incorporation was approved by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
213,764,918	1,529,089	310,300	24,817,067

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: January 24, 2019